PROMISSORY NOTE

$400,000                                                       South River, N.J.
                                                               May 27, 1999

     FOR VALUE RECEIVED, and intended to be legally bound hereby, IDM ENVIRONMENTAL CORP. ("Maker") promises to pay to the order of LAURA HUBERFELD/NAOMI BODNER PARTNERSHIP ("Payee"), at its offices at 152 West 57th Street, 54th Floor, New York, New York 10019 or at such place as Payee may direct, the principal sum of Four Hundred Thousand Dollars ($400,000), together with interest upon the unpaid balance from the date of this Note at the rate of Six and 50/100 (6.50%) percent per annum. The Maker shall make one lump sum payment of principal and interest in the amount of $404,772.60 on August 2, 1999.

     Acceleration Upon Default. The unpaid principal sum of this Note and all other sums owing hereunder may be declared immediately due and payable by Payee at its option if Maker makes an assignment for the benefit of creditors or if there is the commencement of a cause by or against Maker under any bankruptcy, rehabilitation, reorganization, debt adjustment, liquidation or receivership law, state or federal.

     Late Charge. If any payment is not paid when due, the amount thereof shall bear an additional late charge at a rate of five (5%) percent per annum until paid, but in no event shall such late charge exceed the maximum permitted under applicable law.

     No Right of Set-Off. This Note shall not be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction, and the Maker shall not have the right to be released, relieved or discharged from the obligation and liability under this Note for any reason whatsoever except by full timely payment in cash or by conversion of the debt arising under this Note into registered securities of Maker pursuant to that certain agreement made on the date hereof by and between Maker and Payee (the "Agreement") to which this Promissory Note is attached as Exhibit A thereto.

     Waiver of Notice. Maker hereby waives any requirement of presentment, notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     No Waiver of Right or Remedy. No delay, failure or omission by the Payee or any subsequent holder in respect of the exercise of any right or remedy granted to the Payee or other holder or allowed to the Payee or other holder by law, herein, under said Note or otherwise, shall constitute a waiver of the right to exercise the right or remedy at that or any future time or in the same or other circumstance.

     Notice. Notices and demands hereunder on the Maker may be given in writing at the address below:

                           IDM Environmental Corp.
                           396 Whitehead Avenue
                           South River, New Jersey 08882
                           Attention: Joel Freedman, President

     Subsequent Certifications. Each of the Maker and Payee, within five (5) days after request by the other, shall certify to such person as the requesting party may designate, the amount of principal, interest or other sums payable hereunder, the date to which the same shall have been paid, whether this Note has been modified or amended, whether any default exists under this Note, and in the case of Maker, whether any set-offs or defenses exist against this Note or the obligations of the Maker hereunder.

     Applicable Law. All rights and obligations hereunder shall be governed by the laws of the State of New York. This Note shall be binding upon Maker and inure to the benefit of Payee and its respective assigns and successors.

     Default. In the event Maker does not repay in full and on a timely basis the amount then due and owing under this Note, then Maker shall be in default under this Note and Payee shall be entitled to all of its rights set forth in the Agreement including the right, at the Payee's option, to either enforce payment of all amounts owing hereunder or to convert such amounts, from time to time, into common stock of the Maker in the manner set forth in Section 4.6 of the Agreement.

     In the event that the Payee elects to exercise its conversion rights following an Event of Default, the Payee's right to convert Promissory Notes shall be limited such that Payee at no time will be deemed to be the beneficial owner of more than 4.99% of the then outstanding common stock of the Company. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to the Payee shall prevail in the event of any dispute on the calculation of Payee's beneficial ownership.

     The terms and provisions of the Agreement are expressly incorporated herein and made a part hereof. All terms not defined herein shall have the meaning ascribed thereto in the Agreement.

     Maker acknowledges that this Note has been delivered to Payee pursuant to a commercial transaction and that nothing herein contained shall be construed as constituting the Payee a partner of or joint venturer with the Maker.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by a duly authorized officer of Maker as of the day and year first above written.

                                         IDM ENVIRONMENTAL CORP.

                                         By:
                                            -------------------------
                                            JOEL FREEDMAN, President